EX.23.h.i.b

                                AMENDED EXHIBIT A

                  THIS AMENDED EXHIBIT A, dated as of March 28, 2003 is Exhibit A to that certain Transfer Agency Services Agreement dated as of November 1, 1999 between PFPC Inc. and WT Mutual Fund.

                                   PORTFOLIOS

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                 PORTFOLIO NAME                                SHARE CLASSES (NUMBER OF CLASSES)
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
1.       Wilmington Large Cap Value                          Institutional and Investor (2)
2.       Wilmington Large Cap Growth                         Institutional and Investor (2)
3.       Wilmington Large Cap Core                           Institutional and Investor (2)
4.       Wilmington Small Cap Core                           Institutional and Investor (2)
5.       Wilmington Small Cap Growth                         Institutional and Investor (2)
6.       Wilmington Small Cap Value                          Institutional and Investor (2)
7.       Wilmington Mid Cap Growth                           Institutional and Investor (2)
8.       Wilmington Mid Cap Value                            Institutional and Investor (2)
9.       Wilmington International Multi-Manager              Institutional and Investor (2)
10.      Wilmington Short/Intermediate Bond                  Institutional and Investor (2)
11.      Wilmington Short-Term Income                        Institutional and Investor (2)
12.      Wilmington Broad Market Bond                        Institutional and Investor (2)
13.      Wilmington Municipal Bond                           Institutional and Investor (2)
14.      Wilmington Premier Money Market                     Institutional and Service (2)
15.      Balentine Premier Money Market                      Service (1)
16.      Wilmington Prime Money Market                       Investor and Service (2)
17.      Wilmington Tax-Exempt                               Investor and Service (2)
18.      Wilmington U.S. Government                          Investor and Service (2)
19.      Wilmington Balanced                                 Institutional, Investor and Service (3)
20.      Wilmington Real Estate Portfolio                    Institutional and Investor (2)
21.      Balentine Real Estate Portfolio                     Institutional and Investor (2)
22.      Large Cap Strategic Allocation Fund                 Institutional, Investor and Service (3)
23.      Mid Cap Strategic Allocation Fund                   Institutional, Investor and Service (3)
24.      Small Cap Strategic Allocation Fund                 Institutional, Investor and Service (3)
25.      CRM Large Cap Value                                 Institutional, Investor and Retail (3)
26.      CRM Mid Cap Value                                   Institutional, Investor and Retail (3)
27.      CRM Small Cap Value                                 Institutional, Investor and Retail (3)
28.      CRM Prime Money Market                              Institutional and Service (2)
29.      CRM Tax-Exempt                                      Institutional and Service (2)
30.      CRM Broad Market Bond                               Institutional and Service (2)
31.      CRM Municipal Bond                                  Institutional and Service (2)
32.      Roxbury Mid Cap                                     A, B and C (3)
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